Exhibit 4.1(a)

SIZELER PROPERTY INVESTORS, INC.

SENIOR

INDENTURE

Dated as of

AS TRUSTEE

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
310(a)(2)	7.10
310(a)(3)	Not Applicable
310(a)(4)	Not Applicable
310(a)(5)	7.10
310(b)	7.08; 7.10; 10.02
310(c)	Not Applicable
311(a)	7.11
311(b)	7.11
311(c)	Not Applicable
312(a)	2.07
312(b)	10.03
312(c)	10.03
313(a)	7.06
313(b)	7.06
313(c)	7.06; 10.02
313(d)	7.06
314(a)	4.02; 4.05; 10.02
314(b)	Not Applicable
314(c)(1)	10.04
314(c)(2)	10.04
314(c)(3)	Not Applicable
314(d)	Not Applicable
314(e)	10.05
314(f)	Not Applicable
315(a)	7.01(b)
315(b)	7.05; 10.02
315(c)	7.01(a)
315(d)	7.01(c)
315(e)	6.11
316(a) (last sentence)	2.10
316(a)(1)	6.04; 6.05; 6.07
316(a)(2)	Not Applicable
316(b)	6.06
316(c)	9.04
317(a)(1)	6.02; 6.03
317(a)(2)	6.09
317(b)	2.06
318(a)	10.01
318(c)	10.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of              between SIZELER PROPERTY INVESTORS, INC., a Maryland corporation (the “Company”), and              (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its secured or unsecured debentures, notes, bonds or other evidences of indebtedness (“Securities”) to be issued in one or more series as herein provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Conversion Agent, co-registrar or agent for service of notices and demands.

“Board of Directors” means the Board of Directors of the Company or any committee of the Board.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means any and all shares or other equivalents (however designated, whether voting or non-voting) of equity stock, including, without limitation, all common stock and preferred stock of the Company.

“Charter” means the Articles of Incorporation of the Company, as amended at any time.

“Closing Price” means with respect to the shares of common stock of the Company on any day, (i) the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange, or (ii) if the shares of common stock are not listed or admitted to trading on the New York Stock Exchange, the last reported sales price, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, on the principal national securities exchange on which the shares of common stock are listed or admitted to trading, or (iii) if the shares of common stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this issue is being administered, which office at the date of execution of this Indenture is located at             .

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Dollar” or “$” means the lawful money of the United States of America.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” with respect to any Person means:

(1) any debt (i) for money borrowed, or (ii) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or (iii) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of such Person, or to secure the payment of revenue bonds issued for the benefit of such Person, whether contingent or otherwise;

(2) any debt of others described in the preceding clause (1) which such Person has guaranteed or for which it is otherwise liable;

(3) the obligation of such Person as lessee under any lease of property which is reflected on such Person’s balance sheet as a capitalized lease; and

(4) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3), provided, however, that, in computing the “Indebtedness” of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Officer” means the Chairman of the Board, the President, Chief Financial Officer, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company. See Sections 10.04 and 10.05.

“Opinion of Counsel” means a written opinion from legal counsel who is not unacceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 10.04 and 10.05.

“outstanding” when used with respect to the Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(2) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, that in determining whether the Securityholders of the requisite principal amount of outstanding Securities are present at a meeting of Securityholders for quorum purposes or have voted or taken or concurred in any action under this Indenture, including the making of any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be disregarded.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Section 3.01 of this Indenture.

“Redemption Price”, when used with respect to any Securities to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

“SEC” means the Securities and Exchange Commission.

“Securities” means the securities in the form of Exhibit A hereto that are issued under this Indenture as amended or supplemented from time to time, pursuant to this Indenture.

“Senior Indebtedness” means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations and all other amounts payable under or in respect of Indebtedness of the Company for money borrowed, whether any such Indebtedness exists as of the date of this Indenture or shall hereafter be created, incurred, assumed or guaranteed, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities.

“Subordinated Indebtedness” means the principal, premium, if any, and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Securities.

“Subsidiary” means a corporation the majority of whose voting stock is owned by the Company or a subsidiary of the Company. Voting stock is Capital Stock having voting power under ordinary circumstances to elect directors.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Trust Officer” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“United States” means the United States of America.

Section 1.02 Other Definitions.

Term	Defined in Section
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Indemnitees”	7.07
“Legal Holiday”	10.08
“Losses”	7.07
“Paying Agent”	2.05
“Payment or Distribution”	10.01
“Registrar”	2.05

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the indenture securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them therein.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles in effect as of the time as such accounting principles are to be applied;

(3) “or” is not exclusive; and

(4) words in the singular include the plural, and in the plural include the singular.

ARTICLE 2. THE SECURITIES

Section 2.01 Dating; Incorporation of Form in Indenture.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

If Securities of or within a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or upon the written order of the Company signed by an Officer to be delivered to the Trustee pursuant to Section 2.02 or 2.11. Subject to the provisions of Section 2.02, Section 2.11, if applicable, and Section 2.08, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable written order of the Company signed by an Officer. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing.

Notwithstanding the provisions of this Section 2.01, unless otherwise specified as contemplated by Section 2.03, payment of principal of, premium, if any, and interest on any Security in permanent global form shall be made to the Holder thereof.

Section 2.02 Execution and Authentication.

Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company’s seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03 Amount Unlimited; Issuable In Series

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series.

(b) The following matters shall be established with respect to each series of Securities issued hereunder (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers’ Certificate or (iii) in one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which title shall distinguish the Securities of the series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (which limit shall not pertain to Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.10, 2.12, 3.06 or 9.05 or any Securities that, pursuant to Section 2.02, are deemed never to have been authenticated and delivered hereunder);

(3) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method or methods of determination thereof;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method or methods of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method or methods by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an interest payment date, the record date, if any, for the interest payable on any Security on any interest payment date, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notices to Holders pursuant to Section 10.02 will be published;

(6) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than as provided in Section 3.03, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(7) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(9) if the payments of principal of, premium, if any, or interest, if any, on the Securities of the series are to be made, at the election of the Company or a Holder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(10) if other than the principal amount thereof, the portion of the principal amount of such Securities of the series which shall be payable upon declaration of acceleration thereof pursuant to Section 6.02 or the method by which such portion shall be determined;

(11) the Person to whom any interest on any Security of the series shall be payable;

(12) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(13) any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Company set forth in Article 4 pertaining to the Securities of the series;

(14) under what circumstances, if any, and with what procedures and documentation the Company will pay additional amounts on the Securities of that series held by a Person who is not a U.S. Person (including any definition of such term) in respect of taxes, assessments or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

(15) the forms of the Securities of the series;

(16) if other than the Trustee, the identity of the Registrar and any Paying Agent;

(17) if the Securities of the series shall be issued in whole or in part in global form, (A) the Depositary for such Global Securities, (B) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series, to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination, and (C) if other than as provided in Section 2.08, the circumstances under which any such exchange may occur;

(18) the designation of the Depositary;

(19) any restrictions on the registration, transfer or exchange of the Securities;

(20) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

(21) the terms and conditions of any right to convert or exchange Securities of the series into or for other securities or property of the Company;

(22) whether the Securities are secured or unsecured, and if secured, the security and related terms in connection therewith; and

(23) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

(c) All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and set forth, or determined in the manner provided, in the related Officers’ Certificate or (iii) in an indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

(d) If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 2.04 Denominations

Unless otherwise provided as contemplated by Section 2.05, Securities of a series denominated in Dollars shall be issuable in denominations of U.S. $1,000 and any integral multiple thereof. Securities denominated in a foreign currency shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 2.05 Registrar and Agents; Appointment of Depositary.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional Paying Agents. The Company or any Subsidiary may act as Paying Agent. The term “Paying Agent” includes any additional paying agent.

The Company may change any Paying Agent, Registrar or Co-Registrar on sixty (60) days’ prior notice to the Trustee. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints The Depository Trust Company (DTC) to act as Depositary with respect to the Securities in global form.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands.

Section 2.06 Paying Agent to Hold Money in Trust.

At least one Business Day before each due date of the principal of and interest on any Securities, the Company shall deposit with each Paying Agent a sum sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that it will hold in trust for the benefit of

Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium if any, or interest on the Securities and to notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of, premium, if any, or interest on any Securities segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company or a Subsidiary thereof) shall have no further liability for the money.

The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Trustee in the Borough of Manhattan, City and State of New York or the city of             , State of             . Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York or the city of             , State of             , or, in the case of any such payments other than the final Payment of principal and premium, if any, at the Company’s option, by check mailed to the Person entitled thereto at such Person’s address last appearing on the Company’s register.

Section 2.07 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee at least seven Business Days prior to each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders. The Trustee may destroy any such list upon receipt of a replacement list. The Paying Agent will solicit from each Securityholder a certification of social security number or taxpayer identification number in accordance with its customary practice and as required by law, unless the Paying Agent is in possession of such certification. Each Paying Agent is authorized to impose back-up withholding with respect to payments to be made to Securityholders to the extent required by law.

Section 2.08 Transfer and Exchange.

When a Security is presented to the Registrar or a co-registrar with a request to register the transfer, the Registrar or co-registrar shall register the transfer as requested and when Securities (except securities in global form) are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested provided that every Security presented or surrendered for registration or transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee or any authenticating agent shall authenticate Securities at the Registrar’s or co-registrar’s request. No service charge shall be made for any registration of transfer or exchange of Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 9.05 or 10.02 not involving any transfer.

The Registrar shall not be required (i) to issue, register the transfer of, or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer or exchange of any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day interest is to be paid on such Securities.

The Company and the Registrar may refuse to register the transfer of any Security if, pursuant to Article V of the Company’s Articles of Incorporation, as amended, the Board of Directors or its designee shall determine in good faith that the effect of the transfer, upon any subsequent conversion of that Security, would be to (i) jeopardize the continued qualification of the Company as a real estate investment trust under Section 856(a)(6) of the Code or (ii) result in one person becoming the beneficial owner of at least 9.9% in value or in number of the outstanding Capital Stock, whichever is more restrictive, of the Company. For the purpose of the preceding sentence, a person shall be considered to beneficially own shares of Capital Stock which are owned directly by such person (held of record by such person or such person’s nominee or nominees) and owned indirectly by such person pursuant to Sections 542, 544 and 856 of the Code or the regulations promulgated thereunder. The Company shall advise the Registrar in writing promptly of any such determination by the Board of Directors with respect to any Security, identifying such Security by Holder and other appropriate method, and shall instruct the Registrar not to register the transfer of such Security. The Registrar shall not be liable to the Company, Holders of Securities or any other persons for transfers of Securities effected prior to its receipt of such instructions from the Company and the Company shall indemnify the Registrar for all fees, costs and expenses (including, but not limited to, attorneys’ fees and expenses) incurred by it in connection with refusing to transfer Securities as instructed by the Company.

Section 2.09 Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee and the Company are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company to protect the Company and is sufficient in the judgment of the Trustee to protect the Trustee or any Agent from any loss which it may suffer if a Security is replaced. The Company and the Trustee may charge for its expense in replacing a Security.

Section 2.10 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company or a subsidiary) holds on a Redemption Date or maturity date money deposited with it by or on behalf of the Company sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding, other than as set forth in the definition of such term, because the Company or an Affiliate holds the Security.

Section 2.11 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have non-material variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities upon written order of the Company signed by two Officers. Until so exchanged, temporary Securities represent the same rights as definitive Securities. Upon request of the Trustee, the Company shall provide a certificate to the effect that the temporary Securities meet the requirements of the second sentence of this Section 2.11.

Section 2.12 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange or payment and destroy cancelled Securities and deliver a certificate of such destruction upon written request to the Company unless the Company directs the Trustee in writing prior to such destruction to deliver cancelled Securities to the Company. Subject to Sections 2.08, 3.06 and the second paragraph of Section 10.02, the Company may not issue Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date.

After the deposit by the Company with the Trustee of money sufficient to pay such defaulted interest, the Trustee shall fix the special record date and payment date. Each such special record date shall be not less than 10 days prior to such payment date. Each such payment date shall be not more than 60 days after the deposit by the Company of money to pay the defaulted interest. At least 15 days before the special record date, the Company shall mail to each Securityholder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid.

Section 2.14 Persons Deemed Owners.

Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Securities in global form held on their behalf by the Trustee, and the Trustee may be treated by DTC, the Company and any agent of the Company as the absolute owner of the Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, DTC or any agent of such, from giving effect to any written certification, proxy or other authorization furnished by the Trustee or DTC regarding the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Section 2.15 CUSIP Number.

The Company may use a “CUSIP” number when issuing the Securities, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

ARTICLE 3. REDEMPTION

Section 3.01 Notices to Trustee.

The provisions of Sections 3.01, 3.02, 3.03 and 3.05 of this Article 3 shall apply solely to redemptions provided for in clause (i) of Paragraph 5 of the Securities. Redemptions provided for in clause (ii) of said Paragraph 5 shall be effected as provided in said Paragraph 5 or as otherwise agreed by the Company and the Trustee. The provisions of Sections 3.04 and 3.06 of this Article 3 shall apply to all redemptions.

If the Company wants to redeem the Securities pursuant to the optional redemption provisions of Paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed. The notice shall be in writing and accompanied by an Officers’ Certificate stating that the redemption complies with the provisions of this Indenture.

The Company shall give each notice provided for in this Section 3.01 in writing and at least 45 but not more than 60 days before the Redemption Date or such other period as the Company and the Trustee may agree.

Section 3.02 Selection of Securities to be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method that the Trustee considers fair and appropriate under the circumstances. The Trustee shall promptly notify the Company of the Securities to be so called for redemption. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in principal amounts of $1,000 or multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee’s selection of Securities for redemption by any method authorized by this Section 3.02 shall be conclusively deemed reasonable.

Section 3.03 Notice of Redemption by the Company.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed, with a copy to the Trustee.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

(6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. If a CUSIP number is listed in such notice or printed on the Security, the notice shall state that no representation is made as to the correctness or accuracy of such CUSIP number.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

Section 3.05 Deposit of Redemption Price.

At least one Business day prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust or cause such Subsidiary to segregate and hold in trust) in immediately available funds money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any funds deposited but not required for that purpose.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07 Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities which the Holder does not elect to convert or which the Company has refused to convert pursuant to the conversion provisions of any supplemental indenture, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment banking firms or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Securities, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is made, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in any supplemental indenture) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment by the purchasers as specified above. The Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including, but not limited to, attorneys’ fees and expenses) arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE 4. COVENANTS

Section 4.01 Payment of the Securities.

The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal and premium, if any, at the rate borne by the Securities; it shall pay interest, including post-petition interest in the event of a proceeding under the Bankruptcy Laws, on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 SEC Reports.

The Company shall file with the Trustee, promptly after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall also comply with the other provisions of TIA §314(a).

So long as the Securities remain outstanding, the Company shall cause its annual reports to shareholders (containing audited financial statements) and any other financial reports furnished by it to shareholders to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

Section 4.03 Waiver of Stay, Extension or Usury Laws.

The Company expressly waives (to the extent that it may lawfully do so) any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of (premium, if any) or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.

Section 4.04 Notice Of Default.

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, within 10 days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers’ Certificate specifying such Default or Event of Default.

Section 4.05 Compliance Certificates.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31), a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating, as to each signer thereof, that

(1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision and

(2) to the best of his knowledge, based on such review, the Company has kept, observed, performed and fulfilled in all material respects each and every condition and covenant contained in this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him and the nature and status thereof.

The Company will give the Trustee written notice of a change in the fiscal year of the Company, within a reasonable time after such change is effected.

Section 4.06 Limitation on Dividends and Other Distributions.

The Company will not declare or pay any dividends or make any distribution to holders of its Capital Stock (other than dividends or distributions payable in Capital Stock of the Company or other than as the Company determines is necessary to maintain its status as a “real estate investment trust”), or purchase, redeem or otherwise acquire or retire for value any of its Capital Stock or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any of the Company’s Capital Stock if at the time of such action an Event of Default has occurred and is continuing or would exist immediately after giving effect to such action.

Notwithstanding the foregoing, the provisions of this Section 4.06 will not prevent (i) the payment of any dividend within 60 days after the date of declaration when the payment would have complied with the foregoing provisions on the date of declaration; or (ii) the retirement of any share of the Company’s Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its Capital Stock.

ARTICLE 5. SUCCESSOR CORPORATION

Section 5.01 When Company May Merge, etc.

The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person in any transaction in which the Company is not the continuing or surviving entity unless (i) the resulting, surviving or transferee Person is a corporation or trust which assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; (ii) such corporation or trust is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity; (iii) immediately after giving effect to such transaction no Default or Event of Default shall have happened and be continuing, and the Officers’ Certificate referred to in the following clause reflects that such Officers are not aware of any such Default or Event of Default that shall have happened and be continuing, and (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and thereafter all obligations of the Company shall terminate.

Section 5.02 Successor Corporation or Trust Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation or trust formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such a successor corporation or trust has been named as the Company herein.

ARTICLE 6. DFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” occurs if:

(1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of (and premium, if any, on) any Security when the same becomes due and payable at maturity, upon redemption or otherwise (including payment pursuant to Paragraph 5(i) of the Securities) and the default continues for five Business Days but no Event of Default shall have occurred if payment pursuant to Paragraph 5(ii) of the Security is prevented or opposed by a Holder of the Security;

(3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified in the last paragraph of this Section 6.01;

(4) there shall be a default under any bond, debenture, note or other evidence of Indebtedness or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, whether any such Indebtedness now exists or shall hereafter be created, if (a) either (i) such event of default results from the failure to pay any such Indebtedness at maturity or (ii) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its stated maturity and such acceleration shall not be rescinded or annulled or the accelerated amount paid within ten days after notice to the Company of such acceleration, or such Indebtedness having been discharged and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $1,000,000 or more;

(5) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding,

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law:

(A) for relief against the Company in an involuntary case or proceeding,

(B) appointing a Custodian of the Company for all or substantially all of its property, or

(C) ordering the liquidation of the Company,

and the order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means Title 11 U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

A default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of a majority in principal amount of the Securities then outstanding notify the Company and the Trustee, of the default and the Company does not cure the default within 60 days after receipt of such notice. The notice must specify the default, demand that it be remedied and state the notice is a “Notice of Default.” The Trustee shall give such notice to the Company only if directed to do so in writing by the Holders of a majority in principal amount of the Securities then outstanding. Such notice by the Trustee shall not be deemed to be a certification by the Trustee as to whether an Event of Default has occurred.

Section 6.02 Acceleration.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of a majority in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare to be due and payable immediately the principal amount of the Securities plus accrued interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately, and upon payment of such amount all of the Company’s obligations under the Securities and this Indenture, other than obligations under Section 7.07, shall terminate. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (x) all existing Events of Default, other than the non-payment of the principal of the Securities, which have become due solely by such declaration of acceleration, have been cured or waived, (y) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, and (z) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal (and premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of such right or remedy or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Defaults and Events of Default.

Subject to Section 9.02, the Holders of a majority in principal amount of the Securities then outstanding, on behalf of the Holders of all of the Securities, by written notice to the Trustee may waive a Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is considered to be cured and ceases to exist.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability or for which the Trustee does not have adequate indemnification pursuant to Section 7.01(e); provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06 Rights of Holders to Receive Payment.

Subject to Article 10, notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to convert the Security or to bring suit for the enforcement of such right shall not be impaired or affected without the consent of the Holder.

Section 6.07 Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any fee, loss, liability or expense satisfactory to the Trustee;

(4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default in payment of interest or principal (and premium, if any) specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of unpaid principal (and premium, if any) and accrued interest remaining unpaid, together with interest on overdue principal (and premium, if any) and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to the holders of the Securities; and;

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding, or a suit by any holder of Senior Indebtedness.

ARTICLE 7. TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligation shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions which by any provision hereof are specifically required to be delivered or furnished to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error in judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless, subject to the provisions of the TIA, it receives indemnity satisfactory to it against any loss, liability, expense or fee.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of such agents or attorneys appointed with due care and shall not be responsible for their supervision.

(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(5) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and reliance thereon.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the fees, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or the shares of common stock issuable upon conversion of the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its certificate of authentication or in any document used in the sale of the Securities other than any statement in writing provided by the Trustee expressly for use in such document.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until a Trust Officer shall have actual knowledge thereof. The Trustee shall not be deemed to have actual knowledge of a Default or an Event of Default hereunder, except in the case of a Default or an Event of Default under Sections 6.01(1) or 6.01(2) at such time as the Trustee is also the Paying Agent, until a Trust Officer of the Trustee at its Corporate Office receives written notice thereof from the Company or any Securityholder that such a Default or an Event of Default has occurred.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each              beginning with             , the Trustee, if required by the provisions of TIA §313(a), shall mail to each Securityholder a brief report dated as of such date that complies with TIA §313(a). The Trustee also shall comply with TIA §313(b) and §313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees to notify the Trustee in writing whenever the Securities become listed or delisted on or from any stock exchange.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services, including any extraordinary services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include, but shall not be limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company agrees to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees (including the allocated costs and expenses of in-house counsel and legal staff) (“Losses”) that may be imposed on, incurred by, or asserted against, the

Indemnitees or any of them for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of the Indenture. In addition to and not in limitation of the immediately preceding sentence, the Company also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under the Indenture, provided the Indemnitees have not acted with negligence or engaged in willful misconduct. The provisions of this Section shall survive expiration or termination of this Indenture. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, subject to Section 6.10, except with respect to funds held in trust for the benefit of holders of particular securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy or comparable law.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company’s written consent. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its reasonable fees and expenses hereunder, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to reasonable expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise with respect to the Securities or the Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall be subject to TIA §310(a)(5) concerning inability of a trustee to be a direct or indirect obligor of the Securities. The Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8. SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Securities.

When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.08) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if permitted by the terms hereof, securities sufficient to pay the Principal and interest of all outstanding Securities (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document (in form and substance reasonably satisfactory to the Trustee) prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 8.02 Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in The Wall Street Journal or a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Upon any such disposition, all liability of the Trustee with respect to such funds shall cease. In the absence of any such written request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. Any such delivery shall be in accordance with the customary practices and procedures of the Trustee and the escheat authority. All moneys held by the Trustee and subject to this Section shall be held uninvested and without liability for interest thereon. Before making any payment under this Section 8.02, the Trustee shall be entitled to receive at the Company’s expense an opinion of counsel to the effect that said payment is permitted under applicable law.

ARTICLE 9. AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture (any indenture supplemental hereto to be in a form satisfactory to the Trustee) or the Securities without consent of any Securityholder:

(1) to comply with Section 5.01;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities, or

(3) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Securityholder.

The Trustee shall be entitled to receive upon request an Opinion of Counsel to its satisfaction with respect to any supplement to this Indenture without consent of the Holders that all conditions precedent have been satisfied.

Section 9.02 With Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66 2/3% in principal amount of the Securities then outstanding. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal or redemption price of or extend the fixed maturity of any Security;

(4) waive (except, unless theretofore cured) a default in the payment of the principal of (and premium, if any on), interest on or redemption amounts with respect to any Security;

(5) make any Security payable in currency other than that stated in the Security;

(6) make any change in Sections 6.04, 6.06 or 9.02; or

(7) make any change that adversely affects the right to convert any Security.

To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver; rather, it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Subject to this Indenture, each amendment, waiver or instrument evidencing other action shall become effective in accordance with its terms. Until an amendment, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, waiver or other action becomes effective.

The Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, waiver or other action becomes effective, pursuant to Section 9.01 or Section 9.02, as the case may be, it shall bind every Securityholder.

Section 9.05 Notation on or Exchange of Securities.

If an amendment or waiver changes the terms of a Security, the Trustee may request the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee need not sign any amendment that adversely affects its rights or interests, as determined by the Trustee in its sole discretion. In signing or refusing to sign any amendment the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.

ARTICLE 10. MISCELLANEOUS

Section 10.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provisions shall control. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.02 Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, or first class mail, postage prepaid (except that any notice by the Trustee to the Company of a default or an Event of Default under this Indenture shall be by registered or certified mail, postage prepaid, return receipt requested), or by a nationally-recognized overnight express courier service (which notices or communications shall be deemed received the Business Day after the receipt thereof by such service), addressed as follows:

if to the Company:

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70062
Attention: Chief Financial Officer

if to the Trustee:
_________________
_________________
_________________
Attention:____________________

The Company or the Trustee by notice to the other may designate additional or different addresses as shall be furnished in writing by either party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered, and five (5) Business Days after mailing if sent by registered or certified mail (except that a notice of change of address and of default shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Securityholder shall be mailed to the address of such Securityholder as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice, as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

If the Company mails any notice or communication to Securityholders, it shall mail a copy to the Trustee and all Agents at the same time.

Section 10.03 Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA §312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 10.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05 Statements Required in Certificate and Opinion.

Each Certificate and Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with; and

(5) such other statements as the Trustee may reasonably request.

Section 10.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 10.07 Record Date.

Whenever the Company or the Trustee solicits an act of Securityholders, the Company or the Trustee may fix in advance of the solicitation of such act a date as the record date for determining Securityholders entitled to perform said act. The record date shall be not more than 15 days prior to the date fixed for the solicitation of said act.

Section 10.08 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banks or trust companies in the city in which either the Trustee or the Company is located are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.09 Governing Law.

The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

Section 10.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11 No Recourse Against Others.

All liability described in Paragraph 16 of the Securities of any trustee, officer, employee or shareholder, as such, of the Company is waived and released.

Section 10.12 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.13 Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 10.14 Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

SIZELER PROPERTY INVESTORS, INC.

By:
Its:

[TRUSTEE]

By:
Its:

EXHIBIT A

SIZELER PROPERTY INVESTORS, INC.

    % [Convertible] Subordinated Debenture, [Series     ]

SIZELER PROPERTY INVESTORS, INC., a Maryland corporation, promises to pay to                                          or registered assigns, the principal sum of                      Dollars, on                     .

Interest Payment Dates:

Record Dates:

Additional provisions of this Security are set forth on other side of this Security.

Dated:

CERTIFICATE OF AUTHENTICATION

[TRUSTEE]

SIZELER PROPERTY INVESTORS, INC.

By:	By:
Authorized Signatory		President

By:
.		Chief Financial Officer

SIZELER PROPERTY INVESTORS, INC.

        % [Convertible] Subordinated Debenture, [Series     ]

(1) Interest. Sizeler Property Investors, Inc., a Maryland corporation, (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on                  and                  of each year. The first payment of interest will be made on                  in arrears to registered holders as of                     . This first payment will cover accrued interest at a rate of         % effective from the date of issuance until                     . Thereafter, interest on the Securities will accrue from the most recent date to which interest has been paid; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders of the Securities at the close of business on the                      or                      next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address.

The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Trustee in the City of                     , State of                      or the City of New York, State of New York. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the City of                     , State of                     , or the City of New York, State of New York, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company’s option, by check mailed to the Person entitled thereto at such Person’s address last appearing on the Company’s register.

(3) Registrar and Agents. Initially,                                          will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of                                          is                                         .

(4) Indenture; Limitations. The Company issued the Securities under an Indenture dated as of                      (the “Indenture”) between the Company and                              (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§l7aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

The Securities are general unsecured obligations of the Company limited to $                             principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and transfer all or substantially all of its properties or assets.

(5) Optional Redemption by the Company. The Company may, at its option, redeem the Securities, in whole or from time to time in part, (i) on any date subsequent to                      at 100% of the principal amount thereof, plus accrued interest to the Redemption Date or (ii) as necessary for the Company to continue to qualify for Federal tax treatment as a real estate investment trust (“REIT”) under Section 856(a)(6) of the Internal Revenue Code. With respect to redemptions described in (ii) above, the Securities will be immediately redeemable, at the option of and upon notice by the Company to the extent deemed sufficient in the opinion of the Company’s Board of Directors to prevent the Holder of such Securities or any other Person having an interest therein if the Securities were thereupon converted from being deemed to own shares of beneficial interest in excess of the limits prescribed in Article V of the Company’s Articles of Incorporation, as amended. The Company may at its option at any time buy the Securities on the open market at prices which may be greater or less than the optional redemption price listed above.

(6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

(7) [Conversion. A Holder of a Security may convert such Security into shares of common stock of the Company at any time before the close of business on                     . If the Security is called for redemption, the Holder may convert it at any time before the close of business on the date fixed for such redemption. The initial conversion price is $             per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share. In connection with a call for redemption, the Company may arrange for a purchaser to fund the redemption price of Securities which Holders do not elect to convert or which the Company has refused to convert as provided in paragraph 7 and to convert said Securities for the account of the purchaser.

To convert a Security, a Holder must (l) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of common stock issued on conversion provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

The Company and the Registrar may refuse to register the transfer of any Debenture, and the Company and the Conversion Agent may refuse to permit the conversion of any Debenture, if, pursuant to Article V of the Company’s Articles of Incorporation, as amended, the Board of Directors or its designee shall determine in good faith that the effect of the transfer would be to (i) jeopardize the continued qualification of the Company as a real estate investment trust under the Code or (ii) result in one person becoming the beneficial owner of Capital Stock of the Company in excess of the limits prescribed in Article V. The Company will furnish a copy of said Article V and of other applicable provisions of its Articles of Incorporation relating to certain restrictions on transfer of its shares of common stock and on Company rights to redeem shares of common stock to any Holder upon request and without charge.]

(8) Denominations, Transfer, Exchange. The Securities issued under the Indenture are in the aggregate principal amount of up to $                    . The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

(9) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

(10) Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders may look only to the Company for payment. In the absence of any such written request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. All moneys held by the Trustee and subject to this Section shall be held uninvested and without liability for interest thereon.

(11) Discharge Upon Redemption or Maturity. The Indenture will be discharged and cancelled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

(12) Amendment and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least two-thirds in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Securityholder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

(13) Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

(14) Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

(15) Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

(16) No Recourse Against Others. No shareholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(17) Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

(18) Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: Sizeler Property Investors, Inc., 2542 Williams Boulevard, Kenner, Louisiana 70062 Attention: Chief Financial Officer.